SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 12, 2002


                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-16375                 94-3018487
           --------                      -------                 ----------
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On June 12, 2002, ThermoGenesis Corp. ("ThermoGenesis") accepted the resignation of James Godsey, Ph.D., as President, Chief Operating Officer and as a member of the Board of Directors. Dr. Godsey served as President and Chief Operating Officer since November 1997 and as a Director since 1998. Dr. Godsey will remain with ThermoGenesis through the beginning of July 2002 to assist with the transition. ThermoGenesis is interviewing candidates for his prior position and anticipates filing the position in the future. Until the position is filled, Philip H. Coelho, ThermoGenesis' Chairman and Chief Executive Officer, will resume direction of day-to-day operations. Renee Ruecker, Vice President of Finance, Sam Acosta, Vice President Manufacturing Operations and Dan Segal, V.P. Sales and Marketing will report directly to the Chief Executive Officer until a new President and Chief Operating Officer is appointed.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) EXHIBITS

         Exhibit
         Number            Description
         -------           -----------

         99                Press Release Announcing Resignation

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 17, 2002                        THERMOGENESIS CORP.


                                             /S/ PHILIP H. COELHO
                                             ------------------------------
                                             Philip H. Coelho,
                                             Chairman & Chief Executive Officer

                                   Exhibit 99

           THERMOGENESIS CORP. Announces Executive Management Changes.

Rancho Cordova, Calif. (June 17, 2002) - THERMOGENESIS CORP. (Nasdaq: KOOL) today announced that James Godsey, Ph.D. has resigned from the Company to join Gen-Probe, a leading manufacturer of molecular diagnostics. Dr. Godsey will remain with the Company through the beginning of July 2002, to help ensure a smooth transition with his predecessor. The Company is currently interviewing several candidates and anticipates having one in place in the near future. Philip H. Coelho, THERMOGENESIS' Chairman and Chief Executive Officer, will resume direction of day-to-day operations of the Company.

"We would like to thank Dr. Godsey for his service with the Company as its President, and his overall efforts on the Board of Directors," said Philip Coelho, Chairman and CEO of THERMOGENESIS. "Our management team over the past five years has developed and implemented an internal structure that has demonstrated solid performance and improvement as we move from a late stage Research and Development firm, to a revenue generating operating company." Mr. Coelho concluded, "I am encouraged that we will continue to grow the Company to the next level with the excellent talent of our executive team."

The Company earlier announced the appointment of Edward Cape, Ph.D., who is serving a one-year term as Executive Vice President of Corporate Strategy, reporting directly to the Company's Chairman and CEO. Cape is on the Board of Directors of the Company. Also reporting to Coelho following the management changes will be Renee Ruecker, the Company's V.P. of Finance, Sam Acosta, V.P. Manufacturing Operations, and Dan Segal, V.P. Sales and Marketing.

About THERMOGENESIS CORP.
ThermoGenesis Corp. has been a pioneer in designing and manufacturing medical devices, and designing sterile disposable bag sets to collect, cryopreserve and archive blood products such as stem cells from cord blood, blood plasma, fibrin sealant and other related blood products. After extensive research and development, two new technology platforms (the BioArchive(R) System and the CryoSeal(R) System) have evolved products, which provide new bio-material products to patients in need.

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to market acceptance of new technologies and products, delays in testing and evaluation of products, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                         For More Information, Contact:

                               THERMOGENESIS CORP.
           Philip H. Coelho: pcoelho@thermogenesis.com (916) 858-5100

                                    MKR Group
             Charles Messman: cmessman@mkr-group.com, (212) 308-4557
               Todd Kehrli: tkehrli@mkr-group.com, (310) 314-3800

                 or visit the web site at www.thermogenesis.com
                                       ###